Exhibit 99.1

Press Release – For Immediate Release

October 17, 2008

Penns Woods Bancorp, Inc. Reports Third Quarter 2008 Earnings

Jersey Shore, PA – Penns Woods Bancorp, Inc. (NASDAQ:PWOD) today reported that net income from core operations (“operating earnings”), which excludes net securities gains and losses, increased 9.6% and 5.3% to $2,545,000 and $6,873,000 for the three and nine months ended September 30, 2008 compared to $2,322,000 and $6,529,000 for the same periods of 2007. In addition, third quarter 2008 operating earnings represent an increase of $322,000 or 14.5% from the second quarter 2008 results. Operating earnings per share for the three months ended September 30, 2008 increased 10.0% to $0.66 basic and dilutive compared to $0.60 basic and dilutive for the three months ended September 30, 2007. In addition, third quarter 2008 operating earnings per share represent an increase of 13.8% or $0.08 compared to operating earnings of $0.58 for the second quarter of 2008. Operating earnings for the three and nine month periods ended September 30, 2008 have been positively impacted by continued emphasis on credit quality, deposit growth, solid non-interest income, an increasing net interest margin, and additional bank-owned life insurance.

Net income, as reported under U.S. generally accepted accounting principles, for the three and nine months ended September 30, 2008 was $1,552,000 and $5,740,000 compared to $2,322,000 and $6,938,000 for the same periods of 2007. Comparable results were impacted by a decrease in after-tax securities gains of $993,000 (from $0 to a loss of $993,000) and $1,542,000 (from a gain of $409,000 to a loss of $1,133,000) from 2007 to 2008 for the three and nine month periods being compared. Included within the change in after-tax securities gains are other than temporary impairment charges relating to certain equity securities held in the investment portfolio for the three and nine month periods ended September 30, 2008 of $1,222,000 and $1,601,000. Basic and dilutive earnings per share for the three and nine months ended September 30, 2008 were $0.40 and $1.49 compared to $0.60 and $1.78 for the corresponding periods of 2007. Return on average assets and return on average equity were 0.98% and 9.43% for the three months ended September 30, 2008 compared to 1.57% and 13.21% for the corresponding period of 2007. Earnings for the nine months ended September 30, 2008 correlate to a return on average assets and return on average equity of 1.21% and 11.10% compared to 1.57% and 12.63% for the nine month 2007 period.

The net interest margin for the three and nine months ended September 30, 2008 was 4.23% and 4.04% as compared to 3.98% and 3.96% for the corresponding periods of 2007. A decrease in the rate paid on interest bearing liabilities of 74 basis points (bp) and 47 bp for the three and nine months ended September 30, 2008 compared to the same periods of 2007 positively impacted the net interest margin. The decreasing cost of funds is primarily the result of the rate paid on time deposits decreasing 106 bp and 65 bp for the three and nine month periods, respectively, while the cost of short-term borrowings decreased 206 bp and 178 bp over the same time periods. The decreases are the result of Federal Open Market Committee actions coupled with our strategic decision to shorten the duration of the time deposit portfolio over the past year. The shortening of the time deposit portfolio has resulted in an increased repricing frequency which has allowed for the majority of the portfolio to be repriced downward over the past nine months.

“Over the past year there has been much said in the media regarding the uncertain future of the economy and various financial institution troubles. The media has highlighted such items as sub prime lending, credit default swaps, liquidity concerns, credit quality, and the capitalization of financial institutions. We have maintained our distance from these issues as we have not been involved with either sub prime lending or credit default swaps. Our liquidity position remains stable with a net loan to deposit ratio of 85%, while core deposits have increased $29,898,000 since September 2007. In addition, we currently have available borrowing lines totaling approximately $125,000,000 with several market participants. Our capital position remains strong as our total capital to risk-weighted assets ratio of 16.8%, as with our other capital ratios, remains well in excess of the well capitalized levels established by the banking regulators. Although we have directly avoided these issues, the turbulence in the financial sector has caused the value of many of the financial stocks held within the equity segment of our investment portfolio to decline significantly over the past year. The amount of the declines has caused several of the holdings to be deemed other than temporarily impaired resulting in a write down in value of these holdings of $1,851,000 and $2,425,000 for the three and nine month periods ended September 30, 2008. We cannot predict the impact of additional economic turbulence on the portfolio; therefore, additional or prolonged economic uncertainty may lead to additional write downs as we move forward to the end of 2008 and into 2009. We are reviewing the impact of exiting certain positions in order to carry back the losses for tax purposes and offset the losses against gains that have been recognized over the past several years,” commented Ronald A. Walko, President and Chief Executive Officer of Penns Woods Bancorp, Inc. “Our credit quality continues to be stable with a nonperforming loans to total loans ratio of 0.25%, and annualized net loan charge-offs to average loans of only 0.05% for the three month period ended September 30, 2008. In addition, the allowance for loan losses to loans remains sound at 1.15% of total loans,” added Mr. Walko.

Total assets increased $18,915,000 to $632,244,000 at September 30, 2008 compared to September 30, 2007. Net loans increased $13,656,000 despite a softening economy that has in general provided fewer loan opportunities. However, due to our credit quality position and overall balance sheet strength, we have been able to aggressively attract those loans that meet and/or exceed our credit standards. The investment portfolio decreased $3,679,000 from September 30, 2007 to September 30, 2008 due to a decrease in the market value of the portfolio. The majority of the price depreciation has occurred within the tax-exempt bond segment of the portfolio as the market for these bonds has dramatically softened. In addition, since September 30, 2007 the equity segment of the portfolio has experienced write downs of $3,259,000 ($1,851,000 during the three months ended September 30, 2008) due to the turbulence in the equity market, particularly the financial sector, which has caused several of our investments in regional and national financial institutions to be classified as other than temporarily impaired.

Deposits have increased 6.4% or $25,717,000 to $430,571,000 at September 30, 2008 compared to September 30, 2007 with core deposits increasing 14.8% or $29,898,000. “The increase in deposits is being driven by several main factors. The first factor is our people who deliver excellent customer service and are actively involved within the communities that we serve. Second, the natural gas exploration that is occurring throughout our footprint is impacting deposit levels as residents within our footprint seek out a trusted advisor. The economic upheaval is also playing a role in our increasing deposit levels as we are experiencing cases of depositors transferring funds from larger regional and national financial institutions and brokerages to their hometown bank,” commented Mr. Walko.

Shareholders’ equity decreased $11,991,000 to $59,561,000 at September 30, 2008 as accumulated comprehensive loss increased $11,282,000, and $941,000 in common stock was strategically repurchased as part of the previously announced stock buyback plan, while net income outpaced dividends paid. The decrease in accumulated other comprehensive income is a result of a decline in the market value of certain securities held in the investment portfolio at September 30, 2008 compared to September 30, 2007 resulting in a net unrealized loss of $12,347,000 at September 30, 2008 compared to a net unrealized loss of $1,861,000 at September 30, 2007, and the net excess of the projected benefit obligation over the market value of the plan assets of the defined benefit pension plan. The current level of shareholders’ equity equates to a book value per share of $15.47 at September 30, 2008 compared to $18.46 at September 30, 2007 and an equity to asset ratio of 9.42% at September 30, 2008. Book value per share, excluding accumulated other comprehensive income, was $19.03 at September 30, 2008 compared to $19.08 at September 30, 2007. During the three and nine months ended September 30, 2008 cash dividends of $0.46 and $1.38 per share were paid to shareholders compared to $0.45 and $1.33 for the comparable periods of 2007.

“Building shareholder value remains at the top of our priorities. Accomplishing this task will require the continued commitment to the keys to our success: sound balance sheet growth, income diversification, and prudent capital management. These keys are being met as illustrated by a nearly 15% increase in core deposits over the past year, growth in non-interest income from sources such as insurance and annuity sales, debit and credit card interchange fees, and the continuation of being deemed well capitalized according to regulatory guidelines. In addition, the strength of our core operating earnings coupled with the purchase of 27,726 treasury shares and a dividend of $1.38 per share during the first nine months of 2008 has allowed capital to be maintained at a level that provides for future asset growth, while providing a dividend yield in excess of 5%,” commented Mr. Walko.

Penns Woods Bancorp, Inc. is the parent company of Jersey Shore State Bank, which operates thirteen branch offices providing financial services in Lycoming, Clinton, and Centre Counties. Investment and insurance products are offered through the bank’s subsidiary, The M Group, Inc. D/B/A The Comprehensive Financial Group.

NOTE:  This press release contains financial information determined by methods other than in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). Management uses the non-GAAP measure of net income from core operations in its analysis of the company’s performance. This measure, as used by the Company, adjusts net income determined in accordance with GAAP to exclude the effects of special items, including significant gains or losses that are unusual in nature. Because certain of these items and their impact on the Company’s performance are difficult to predict, management believes presentation of financial measures excluding the impact of such items provides useful supplemental information in evaluating the operating results of the Company’s core businesses. These disclosures should not be viewed as a substitute for net income determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

This press release may contain certain “forward-looking statements” including statements concerning plans, objectives, future events or performance and assumptions and other statements, which are statements other than statements of historical fact. The Company cautions readers that the following important factors, among others, may have affected and could in the future affect actual results and could cause actual results for subsequent periods to differ materially from those expressed in any forward-looking statement made by or on behalf of the Company herein:  (i) the effect of changes in laws and regulations, including federal and state banking laws and regulations, and the associated costs of compliance with such laws and regulations either currently or in the future as applicable; (ii) the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies as well as by the Financial Accounting Standards Board, or of changes in the Company’s organization, compensation and benefit plans; (iii) the effect on the Company’s competitive position within its market area of the increasing consolidation within the banking and financial services industries, including the increased competition from larger regional and out-of-state banking organizations as well as non-bank providers of various financial services; (iv) the effect of changes in interest rates; and (v) the effect of changes in the business cycle and downturns in the local, regional or national economies.

Previous press releases and additional information can be obtained from the Company’s website at www.jssb.com.

Contact:	Ronald A. Walko, President and Chief Executive Officer
115 South Main Street
Jersey Shore, PA 17740
	570-322-1111	email-jssb@jssb.com

THIS INFORMATION IS SUBJECT TO YEAR-END AUDIT ADJUSTMENT

PENNS WOODS BANCORP, INC.

CONSOLIDATED BALANCE SHEET

(UNAUDITED)

	September 30,
(In Thousands, Except Share Data)	2008	2007	% Change

ASSETS
Noninterest-bearing balances	$12,538	$13,228	-5.2%
Interest-bearing deposits in other financial institutions	16	15	6.7%
Total cash and cash equivalents	12,554	13,243	-5.2%

Investment securities, available for sale, at fair value	201,220	204,758	-1.7%
Investment securities held to maturity (fair value of $136 and $278)	135	276	-51.1%
Loans held for sale	4,987	6,503	-23.3%
Loans	371,547	357,715	3.9%
Less: Allowance for loan losses	4,268	4,092	4.3%
Loans, net	367,279	353,623	3.9%
Premises and equipment, net	7,835	6,841	14.5%
Accrued interest receivable	3,451	3,274	5.4%
Bank-owned life insurance	13,457	12,275	9.6%
Investment in limited partnerships	4,905	4,447	10.3%
Goodwill	3,032	3,032	0.0%
Other assets	13,389	5,057	164.8%
TOTAL ASSETS	$632,244	$613,329	3.1%

LIABILITIES
Interest-bearing deposits	$356,985	$331,864	7.6%
Noninterest-bearing deposits	73,586	72,990	0.8%
Total deposits	430,571	404,854	6.4%

Short-term borrowings	48,429	44,793	8.1%
Long-term borrowings, Federal Home Loan Bank (FHLB)	86,778	86,378	0.5%
Accrued interest payable	1,371	1,838	-25.4%
Other liabilities	5,534	3,914	41.4%
TOTAL LIABILITIES	572,683	541,777	5.7%

SHAREHOLDERS’ EQUITY
Common stock, par value $8.33, 10,000,000 shares authorized; 4,009,546 and 4,006,084 shares issued	33,413	33,384	0.1%
Additional paid-in capital	17,944	17,869	0.4%
Retained earnings	27,680	27,552	0.5%
Accumulated other comprehensive loss:
Net unrealized loss on available for sale securities	(12,347)	(1,861)	563.5%
Defined benefit plan	(1,375)	(579)	137.5%
Less: Treasury stock at cost, 159,028 and 128,802 shares	(5,754)	(4,813)	19.6%
TOTAL SHAREHOLDERS’ EQUITY	59,561	71,552	-16.8%
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$632,244	$613,329	3.1%

PENNS WOODS BANCORP, INC.

CONSOLIDATED STATEMENT OF INCOME

(UNAUDITED)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
(In Thousands, Except Per Share Data)	2008	2007	% Change	2008	2007	% Change

INTEREST AND DIVIDEND INCOME:
Loans including fees	$6,311	$6,621	-4.7%	$18,936	$19,560	-3.2%
Investment Securities:
Taxable	1,391	964	44.3%	3,857	2,711	42.3%
Tax-exempt	1,205	1,108	8.8%	3,641	3,271	11.3%
Dividend and other interest income	201	284	-29.2%	658	907	-27.5%
TOTAL INTEREST AND DIVIDEND INCOME	9,108	8,977	1.5%	27,092	26,449	2.4%

INTEREST EXPENSE:
Deposits	2,410	2,835	-15.0%	7,502	8,215	-8.7%
Short-term borrowings	310	368	-15.8%	996	1,100	-9.5%
Long-term borrowings, FHLB	875	909	-3.7%	3,044	2,735	11.3%
TOTAL INTEREST EXPENSE	3,595	4,112	-12.6%	11,542	12,050	-4.2%

NET INTEREST INCOME	5,513	4,865	13.3%	15,550	14,399	8.0%

PROVISION FOR LOAN LOSSES	110	10	1000.0%	230	60	283.3%

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	5,403	4,855	11.3%	15,320	14,339	6.8%

NON-INTEREST INCOME:
Deposit service charges	594	546	8.8%	1,704	1,654	3.0%
Securities (losses) gains, net	(1,504)	—	N/A	(1,717)	619	-377.4%
Bank-owned life insurance	121	109	11.0%	367	310	18.4%
Gain on sale of loans	314	282	11.3%	678	654	3.7%
Insurance commissions	416	625	-33.4%	1,482	1,613	-8.1%
Other	531	444	19.6%	1,493	1,316	13.4%
TOTAL NON-INTEREST INCOME	472	2,006	-76.5%	4,007	6,166	-35.0%

NON-INTEREST EXPENSE:
Salaries and employee benefits	2,355	2,330	1.1%	7,275	6,912	5.3%
Occupancy, net	315	319	-1.3%	967	987	-2.0%
Furniture and equipment	304	267	13.9%	876	850	3.1%
Pennsylvania shares tax	105	160	-34.4%	315	482	-34.6%
Amortization of investments in limited partnerships	178	220	-19.1%	534	503	6.2%
Other	1,194	1,134	5.3%	3,440	3,164	8.7%
TOTAL NON-INTEREST EXPENSE	4,451	4,430	0.5%	13,407	12,898	3.9%

INCOME BEFORE INCOME TAX (BENEFIT) PROVISION	1,424	2,431	-41.4%	5,920	7,607	-22.2%
INCOME TAX (BENEFIT) PROVISION	(128)	109	-217.4%	180	669	-73.1%
NET INCOME	$1,552	$2,322	-33.2%	$5,740	$6,938	-17.3%

EARNINGS PER SHARE - BASIC	$0.40	$0.60	-33.3%	$1.49	$1.78	-16.3%
EARNINGS PER SHARE - DILUTED	$0.40	$0.60	-33.3%	$1.49	$1.78	-16.3%
WEIGHTED AVERAGE SHARES OUTSTANDING - BASIC	3,855,348	3,881,488	-0.7%	3,865,317	3,889,310	-0.6%
WEIGHTED AVERAGE SHARES OUTSTANDING - DILUTED	3,855,458	3,881,676	-0.7%	3,865,463	3,889,573	-0.6%
DIVIDENDS PER SHARE	$0.46	$0.45	2.2%	$1.38	$1.33	3.8%

PENNS WOODS BANCORP, INC.

AVERAGE BALANCES AND INTEREST RATES

	For the Three Months Ended
	September 30, 2008			September 30, 2007
(Dollars in Thousands)	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate
ASSETS:
Tax-exempt loans	$9,108	$148	6.46%	$7,652	$118	6.12%
All other loans	364,926	6,213	6.77%	354,032	6,543	7.33%
Total loans	374,034	6,361	6.77%	361,684	6,661	7.31%

Taxable securities	107,751	1,592	5.91%	91,788	1,247	5.43%
Tax-exempt securities	103,431	1,826	7.06%	95,383	1,679	7.04%
Total securities	211,182	3,418	6.47%	187,171	2,926	6.25%

Interest bearing deposits	34	—	0.00%	40	1	9.92%

Total interest-earning assets	585,250	9,779	6.66%	548,895	9,588	6.95%

Other assets	50,225			43,706

TOTAL ASSETS	$635,475			$592,601

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Savings	$62,792	120	0.76%	$60,262	114	0.75%
Super Now deposits	52,970	175	1.31%	46,531	153	1.30%
Money Market deposits	34,915	208	2.37%	23,183	131	2.24%
Time deposits	205,346	1,907	3.69%	203,690	2,437	4.75%
Total Deposits	356,023	2,410	2.69%	333,666	2,835	3.37%

Short-term borrowings	51,215	310	2.38%	32,910	368	4.44%
Long-term borrowings	79,061	875	4.33%	77,791	909	4.64%
Total borrowings	130,276	1,185	3.57%	110,701	1,277	4.58%

Total interest-bearing liabilities	486,299	3,595	2.93%	444,367	4,112	3.67%

Demand deposits	75,863			70,689
Other liabilities	7,467			7,249
Shareholders’ equity	65,846			70,296

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$635,475			$592,601
Interest rate spread			3.73%			3.28%
Net interest income/margin		$6,184	4.23%		$5,476	3.98%

		For the Three Months Ended
		September 30,
		2008	2007

Total interest income		$9,108	$8,977
Total interest expense		3,595	4,112

Net interest income		5,513	4,865
Tax equivalent adjustment		671	611

Net interest income (fully taxable equivalent)		$6,184	$5,476

PENNS WOODS BANCORP, INC.

AVERAGE BALANCES AND INTEREST RATES

	For the Nine Months Ended
	September 30, 2008			September 30, 2007
(Dollars in Thousands)	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate
ASSETS:
Tax-exempt loans	$8,534	$411	6.43%	$7,913	$365	6.17%
All other loans	359,570	18,665	6.93%	353,219	19,320	7.31%
Total loans	368,104	19,076	6.92%	361,132	19,685	7.29%

Taxable securities	104,604	4,514	5.75%	85,930	3,600	5.59%
Tax-exempt securities	108,877	5,517	6.76%	99,497	4,956	6.64%
Total securities	213,481	10,031	6.27%	185,427	8,556	6.15%

Interest bearing deposits	13	1	10.28%	431	18	5.58%

Total interest-earning assets	581,598	29,108	6.68%	546,990	28,259	6.90%

Other assets	49,638			42,390

TOTAL ASSETS	$631,236			$589,380

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Savings	$60,857	343	0.75%	$59,726	329	0.74%
Super Now deposits	51,228	513	1.34%	46,309	455	1.31%
Money Market deposits	28,372	481	2.26%	24,362	414	2.27%
Time deposits	201,950	6,165	4.08%	198,401	7,017	4.73%
Total Deposits	342,407	7,502	2.93%	328,798	8,215	3.34%

Short-term borrowings	47,894	996	2.75%	32,443	1,100	4.53%
Long-term borrowings	90,088	3,044	4.44%	78,818	2,735	4.64%
Total borrowings	137,982	4,040	3.85%	111,261	3,835	4.61%

Total interest-bearing liabilities	480,389	11,542	3.19%	440,059	12,050	3.66%

Demand deposits	73,205			69,203
Other liabilities	8,672			6,866
Shareholders’ equity	68,970			73,252

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$631,236			$589,380
Interest rate spread			3.49%			3.24%
Net interest income/margin		$17,566	4.04%		$16,209	3.96%

		For the Nine Months Ended
		September 30,
		2008	2007

Total interest income		$27,092	$26,449
Total interest expense		11,542	12,050

Net interest income		15,550	14,399
Tax equivalent adjustment		2,016	1,810

Net interest income (fully taxable equivalent)		$17,566	$16,209

	Quarter Ended
(Dollars in Thousands, Except Per Share Data)	9/30/2008	6/30/2008	3/31/2008	12/31/2007	9/30/2007

Operating Data

Net income	$1,552	$2,057	$2,131	$1,939	$2,322
Net interest income	5,513	5,156	4,881	5,103	4,865
Provision for loan losses	110	60	60	90	10
Net security gains (losses)	(1,504)	(251)	38	(673)	—
Non-interest income, ex. net security gains (losses)	1,976	1,872	1,876	1,985	2,006
Non-interest expense	4,451	4,511	4,445	4,418	4,430

Performance Statistics

Net interest margin	4.23%	4.01%	3.87%	3.93%	3.98%
Annualized return on average assets	0.98%	1.30%	1.36%	1.25%	1.57%
Annualized return on average equity	9.43%	11.73%	12.01%	10.68%	13.21%
Annualized net loan charge-offs to avg loans	0.05%	0.01%	0.04%	0.06%	0.09%
Net charge-offs	49	7	36	52	80
Efficiency ratio	59.4	64.2	65.8	62.3	64.5

Per Share Data

Basic earnings per share	$0.40	$0.53	$0.55	$0.50	$0.60
Diluted earnings per share	0.40	0.53	0.55	0.50	0.60
Dividend declared per share	0.46	0.46	0.46	0.46	0.45
Book value	15.47	16.72	17.86	18.21	18.46
Common stock price:
High	35.00	33.15	33.47	32.50	35.00
Low	29.00	30.01	29.66	30.33	30.80
Close	29.00	31.25	33.15	32.50	31.99
Weighted average common shares:
Basic	3,855	3,866	3,875	3,878	3,881
Fully Diluted	3,855	3,866	3,875	3,878	3,882
End-of-period common shares:
Issued	4,010	4,009	4,008	4,007	4,006
Treasury	159	150	136	131	129

	Quarter Ended
(Dollars in Thousands, Except Per Share Data)	9/30/2008	6/30/2008	3/31/2008	12/31/2007	9/30/2007

Financial Condition Data:
General
Total assets	$632,244	$634,504	$631,016	$628,138	$613,329
Loans, net	367,279	361,748	353,455	356,348	353,623
Intangibles	3,032	3,032	3,032	3,032	3,032
Total deposits	430,571	437,921	396,125	389,022	404,854
Noninterest-bearing	73,586	79,908	71,662	74,671	72,990

Savings	62,591	62,847	59,985	56,757	59,883
NOW	56,391	52,948	50,193	50,883	47,129
Money Market	39,627	28,860	25,110	21,029	22,295
Time Deposits	198,376	213,358	189,175	185,682	202,557
Total interest-bearing deposits	356,985	358,013	324,463	314,351	331,864

Core deposits*	232,195	224,563	206,950	203,340	202,297
Shareholders’ equity	59,561	64,522	69,154	70,559	71,552

Asset Quality

Non-performing assets	$941	$909	$1,427	$1,320	$1,013
Non-performing assets to total assets	0.15%	0.14%	0.23%	0.21%	0.17%
Allowance for loan losses	4,268	4,207	4,154	4,130	4,092
Allowance for loan losses to total loans	1.15%	1.15%	1.16%	1.15%	1.14%
Allowance for loan losses to non-performing loans	453.56%	462.82%	291.10%	312.88%	403.95%
Non-performing loans to total loans	0.25%	0.25%	0.40%	0.37%	0.28%

Capitalization

Shareholders’ equity to total assets	9.42%	10.17%	10.96%	11.23%	11.67%

*  Core deposits are defined as total deposits less time deposits